EXHIBIT 10.39

FURTHER RESOLVED, that the Navistar 1998 Non-Employee Director Stock Option Plan is hereby terminated effective upon approval by the shareowners of the Navistar International Corporation 2004 Performance Incentive Plan, which stock plan will supercede the 1998 Non-Employee Directors Plan.

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